INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of November 18, 2008 between First Blush, Inc., a Delaware corporation (the “Company”), and Rose Hill Gardens, LLC (“Indemnitor”).

WITNESSETH THAT:

WHEREAS, the Company is aware of loss contingencies related to claims by Aris Janigian against the Company (the “Claims”).

WHEREAS, the Company and Indemnitor have agreed that, in the event that any of the Claims are formally brought against the Company, Indemnitor will indemnify the Company for any Expenses (as defined below) associated with such Claims.

NOW, THEREFORE, in consideration of the Company’s purchase of the assets and liabilities held by Indemnitor related to the business of the Company, the parties hereto agree as follows:

1.           Indemnity of Company.  Indemnitor hereby agrees to hold harmless and indemnify the Company to the fullest extent permitted by law, as such may be amended from time to time, if the Company shall be a party to or participant in any Proceeding (as hereinafter defined) in connection with any of the Claims, subject to the terms of this agreement. Provided Indemnitor has approved in writing any and all costs and expenses presented to it in writing for indemnification, the Company shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines, equity in the Company and amounts paid in settlement actually and reasonably incurred by it, or on its behalf, in connection with such Proceeding or any claim, subject to the terms of this Agreement. The Company acknowledges and agrees that no binding settlement of any claim or any Proceeding subject to this Agreement shall be entered into by the Company with respect the Claims without Indemnitor’s prior written consent in each instance.

2.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that the Company is, in connection with any of the Claims, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which the Company is not a party, the Company shall be indemnified against all Expenses actually and reasonably incurred by it, or any individual person representing it, in connection therewith.

3.           Enforcement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

4.           Definitions.  For purposes of this Agreement:

(a)           “Expenses” shall include all reasonable, third party, documented out of pocket outside attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding; provided, however, Indemnitor shall have the right to approve in writing the selection of attorneys hired for such matters and  their respective terms of billing prior to such attorneys being engaged to represent the Company with respect to any Claim, and the total Expenses incurred or submitted for indemnification under this Agreement shall not exceed $100,000 without the prior written consent of the Indemnitor.  Failure or refusal of Indemnitor to approve Expenses in excess of $100,000 shall not be deemed a breach of this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Company as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by the Company or the amount of judgments or fines against the Company.

(b)           “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, in which the Company was, is or will be involved as a party or otherwise, in connection with the Claims.

5.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

6.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

7.           Notice By the Company.  The Company agrees promptly to notify Indemnitor in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify Indemnitor shall not relieve Indemnitor of any obligation which it may have to the Company under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices Indemnitor.

8.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)           To Indemnitor at:

P.O. Box 5490
Santa Barbara, CA  93150
Attention:  Victoria Briggs

(b)	To the Company at:

P.O. Box 5490
Santa Barbara, CA  93150
Attention: Daniel Ginsberg

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

9.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

11.           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of California unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Superior Court of the State of California (the “California Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the California Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the California Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the California Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITOR

By:	/s/ Victoria Briggs
	Name:	Victoria Briggs
	Title:	Managing Member

COMPANY

By:	/s/ Daniel Ginsberg
	Name:	Daniel Ginsberg
	Title:	CEO